For Immediate Release

Prologis Reports First Quarter 2017 Earnings Results

SAN FRANCISCO (April 18, 2017) – Prologis, Inc. (NYSE: PLD), the global leader in logistics real estate, today reported results for the first quarter of 2017.

Net earnings per diluted share was $0.38 compared with $0.39 for the same period in 2016. Core funds from operations* per diluted share was $0.63 compared with $0.61 for the same period in 2016.

"We started the year with excellent momentum as housing, construction and e-commerce drove demand for our facilities, leading to the ninth consecutive quarter of double-digit rent change on rollovers," said Hamid R. Moghadam, chairman and CEO, Prologis. "While the national vacancy rate ticked down slightly and fundamentals in our U.S. markets are solid, speculative construction activity increased in several markets in the quarter. Europe continues to emerge as a bright spot for us and market conditions are strengthening, even ahead of our expectations. Our strategy to own top-quality buildings close to the end consumer has never been more important.”

Moghadam added: “The combination of our significant embedded rental upside, the build-out of our land bank and continued recovery in Europe will further extend the growth cycle for us.”

PORTFOLIO LOCATION DRIVES OUTPERFORMANCE

Owned & Managed	1Q17	1Q16	Notes
Period End Occupancy	96.6%	96.1%	Europe increased 180 bps year-over-year
Leases Signed	39MSF	46MSF	Tempered volume due to high occupancy

Prologis Share	1Q17	1Q16	Notes
Net Effective Rent Change	19.6%	20.1%	Led by the U.S. at a record 29.2%
Cash Rent Change	8.2%	8.6%
Net Effective Same Store NOI*	5.8%	7.4%	Led by the U.S. at 7.1%
Cash Same Store NOI*	7.1%	6.0%	Led by the U.S. at 8.0%

*This is a non-GAAP financial measure. See the Notes and Definitions in our supplemental information for further explanation and a reconciliation to the most directly comparable GAAP measure.

FOCUSED INVESTMENT STRATEGY DELIVERS PROFITABLE DEVELOPMENT ACTIVITY

Prologis Share	1Q17
Building Acquisitions	$48M
Weighted avg stabilized cap rate	5.6%
Development Stabilizations	$405M
Estimated weighted avg yield	6.8%
Estimated weighted avg margin	22.1%
Estimated value creation	$89M
Development Starts	$312M
Estimated weighted avg margin	19.2%
Estimated value creation	$60M
% Build-to-suit	77.0%
Total Dispositions and Contributions	$485M
Weighted avg stabilized cap rate (excluding land and other real estate)	5.6%

Capital deployment activity excludes the $710M net investment made during the quarter to buy out our partners in our North American Industrial Fund (NAIF) venture.

FINANCING ACTIVITY HIGHLIGHTS ADVANTAGED ACCESS TO GLOBAL CAPITAL

Prologis ended the quarter with liquidity of $3.8 billion. During the first quarter, the company and its co-investment ventures completed $900 million of financings, including recasting our ¥50 billion yen revolver at 40 basis points over yen LIBOR and a ¥12 billion term loan at a fixed rate of 95 basis points with a term of over 10 years.

GUIDANCE INCREASED FOR 2017

At the midpoint, guidance for net earnings per diluted share increased $0.13 and Core FFO* per diluted share increased $0.10.

“Operating results continued to exceed our expectations in the first quarter,” said Thomas S. Olinger, chief financial officer, Prologis. “The combination of healthy operating fundamentals, higher deployment from investments in our ventures and increased net promote income has led us to raise the midpoint of our full-year guidance ranges for earnings.”

2017 GUIDANCE

Earnings (per diluted share)PreviousRevised

Net Earnings	$1.55 to $1.70	$1.70 to $1.80
Core FFO*	$2.60 to $2.70	$2.72 to $2.78

OperationsPreviousRevised

Year-end occupancy	95.5% to 96.5%	96.0% to 97.0%
Net Effective Same Store NOI* – Prologis share	4.00% to 5.00%	4.50% to 5.25%

*This is a non-GAAP financial measure. See the Notes and Definitions in our supplemental information for further explanation and a reconciliation to the most directly comparable GAAP measure.

Other Assumptions (in millions)PreviousRevised

Strategic capital revenue	$205 to $215	$210 to $220
Net promote income	$35 to $45	$65 to $75
General & administrative expenses	$210 to $220	$215 to $225

Realized development gains	$250 to $300	$250 to $300

Capital Deployment (in millions)Prologis Share           Owned and Managed

Development stabilizations	$1,600 to $2,000	$1,900 to $2,300
Development starts	$1,600 to $1,900	$2,000 to $2,400
Building acquisitions	$100 to $300	$200 to $500
Building and land dispositions	$850 to $1,100	$1,300 to $1,700
Building contributions	$850 to $1,100	$1,000 to $1,300

Capital deployment activity excludes the $710M net investment made during the first quarter to buy out our partners in our NAIF venture.

The earnings guidance described above includes potential future gains (losses) recognized from real estate transactions but excludes any future foreign currency or derivative gains or losses as these items are difficult to predict. In reconciling from net earnings to Core FFO*, Prologis makes certain adjustments, including but not limited to real estate depreciation and amortization expense, gains (losses) recognized from real estate transactions and early extinguishment of debt, acquisition costs, impairment charges, deferred taxes and unrealized gains or losses on foreign currency or derivative activity. The difference between the company's Core FFO* and net earnings guidance for 2017 relates predominantly to these items. Please refer to our first quarter Supplemental Information, which is available on our Investor Relations website at www.ir.prologis.com and on the SEC’s website at www.sec.gov for a definition of Core FFO* and other non-GAAP measures used by Prologis, along with reconciliations of these items to the closest GAAP measure for our results and guidance.

WEBCAST & CONFERENCE CALL INFORMATION
Prologis will host a live webcast and conference call to discuss quarterly results, current market conditions and future outlook. Here are the event details:

▪	Tuesday, April 18, 2017, at 12 p.m. U.S. Eastern Time.
▪	Live webcast at http://ir.prologis.com by clicking Investors>Investor Events and Presentations.
▪	Dial in: +1 877-447-8218 or +1 973-409-9692 and enter Passcode 44110133.

A telephonic replay will be available April 18-25 at +1 (855) 859-2056 (from the United States and Canada) or +1 (404) 537-3406 (from all other countries) using conference code 44110133. The webcast replay will be posted when available in the Investor Relations “Events & Presentations” section.

ABOUT PROLOGIS
Prologis, Inc. is the global leader in logistics real estate with a focus on high-barrier, high-growth markets. As of March 31, 2017, the company owned or had investments in, on a wholly owned basis or through co-investment ventures, properties and development projects expected to total approximately 678 million square feet (63 million

*This is a non-GAAP financial measure. See the Notes and Definitions in our supplemental information for further explanation and a reconciliation to the most directly comparable GAAP measure.

square meters) in 19 countries. Prologis leases modern distribution facilities to a diverse base of approximately 5,200 customers across two major categories: business-to-business and retail/online fulfillment.

FORWARD-LOOKING STATEMENTS
The statements in this document that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which we operate as well as management’s beliefs and assumptions. Such statements involve uncertainties that could significantly impact our financial results. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature.  All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to rent and occupancy growth, development activity and changes in sales or contribution volume of properties, disposition activity, general conditions in the geographic areas where we operate, our debt, capital structure and financial position, our ability to form new co-investment ventures and the availability of capital in existing or new co-investment ventures — are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) national, international, regional and local economic climates, (ii) changes in financial markets, interest rates and foreign currency exchange rates, (iii) increased or unanticipated competition for our properties, (iv) risks associated with acquisitions, dispositions and development of properties, (v) maintenance of real estate investment trust status, tax structuring and income tax rates (vi) availability of financing and capital, the levels of debt that we maintain and our credit ratings, (vii) risks related to our investments in our co-investment ventures, including our ability to establish new co-investment ventures and funds, (viii) risks of doing business internationally, including currency risks, (ix) environmental uncertainties, including risks of natural disasters, and (x) those additional factors discussed in reports filed with the Securities and Exchange Commission by us under the heading “Risk Factors.” We undertake no duty to update any forward-looking statements appearing in this document.

CONTACTS

Investors: Tracy Ward, Tel: +1 415 733 9565, tward@prologis.com, San Francisco

Media: Jason Golz, Tel: +1 415 733 9439, jgolz@prologis.com, San Francisco

*This is a non-GAAP financial measure. See the Notes and Definitions in our supplemental information for further explanation and a reconciliation to the most directly comparable GAAP measure.